                                                                   Exhibit 10.11


                       C-BRIDGE INTERNET SOLUTIONS, INC.

                  RIGHT OF FIRST OFFER AND CO-SALE AGREEMENT
                  ------------------------------------------


     This Agreement dated as of October 7, 1999 is entered into by and among Hamilton Trust Company Limited, as Trustee of the Willingdon Trust, Cambridge Technology Enterprises, Limited, Butterfield Trust (Bermuda) Limited, as Trustee of the Winsor Trust (individually, a "Founder" and collectively, the "Founders"), the persons and entities listed on Exhibit A attached hereto
                                                ---------
(individually, a "Purchaser" and collectively, the "Purchasers"), and C-bridge Internet Solutions, Inc., a Delaware corporation (the "Company").

                                   Recitals
                                   --------

          As used in this Agreement, the term "Shares" shall include all shares of capital stock of the Company held by the Founders or Purchasers, whether now owned or hereafter acquired. For purposes of calculating any Purchaser's "pro rata" ownership of Shares, all shares of Preferred Stock of the Company shall be deemed to have been converted into Common Stock of the Company.

          The purpose of this Agreement is to protect the management and control of the Company from influence by any person not acceptable to the Company or the Purchasers and Founders and to assist the Purchasers and Founders in selling their Shares if they so desire.

     NOW, THEREFORE, for valuable consideration, it is agreed as follows.

     1.   Restrictions on Transfer.
          ------------------------

          1.1 Any sale, transfer or other disposition, whether voluntarily or by operation of law ("Transfer") of any of the Shares by a Founder or Purchaser, other than according to the terms of this Agreement, shall be void and transfer no right, title, or interest in or to any of such Shares to the purported transferee.

          1.2 An original copy of this Agreement, duly executed by each of the parties hereto, shall be delivered to the Secretary of the Company and maintained at the principal executive office of the Company and made available for inspection by any person requesting it.

          1.3 Each Founder and Purchaser agrees to present the certificates representing the Shares presently owned or hereafter acquired by him to the Secretary of the Company and cause the Secretary to stamp on the certificate in a prominent manner the following legend:

               "The sale or other disposition of any of the shares represented by this certificate is restricted by a Right of First Offer and Co-Sale Agreement, dated as of October 7, 1999, as amended from time to time, among certain of the shareholders of this corporation and this corporation (the "Agreement"). A copy of the Agreement is available for inspection during normal business hours at the principal executive office of this corporation."

     2.   Transfers Not Subject to Restrictions.
          -------------------------------------

          2.1 Any Purchaser may Transfer Shares to any affiliates, general partners or limited partners, without compliance with Sections 3 through 6 hereof provided that the transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Agreement as if it were a Founder or Purchaser. Any Founder may Transfer Shares to a beneficiary or stockholder, as appropriate, provided that the transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Agreement as if it were a Founder or Purchaser.

          2.2 The rights of the Company and the Purchasers and Founders under Sections 4 and 5 hereof shall not apply to any pledge of Shares by a Founder or Purchaser which creates a mere security interest, provided the pledgee provides the Company and the Purchasers or Founders with a written agreement to be bound hereby to the same extent as the pledging Founder or Purchaser.

     3.   Offer of Sale; Notice of Proposed Sale.
          --------------------------------------

          If any Founder or Purchaser desires to Transfer any of his Shares, or any interest in such Shares, in any transaction other than pursuant to Section 2 of this Agreement, such Founder or Purchaser (the "Selling Party") shall first deliver written notice of his desire to do so (the "Notice") to the Company and each of the Purchasers (or to the Founders, if the Selling Party is a Purchaser), in the manner prescribed in Section 9.4 of this Agreement. The Notice must specify: (i) the number of Shares the Selling Party proposes to sell or otherwise dispose of (the "Offered Shares"), (ii) the consideration per Share to be delivered to the Selling Party for the proposed sale, transfer or disposition, and (iii) all other material terms and conditions of the proposed transaction.

     4.   Company's Option to Purchase.
          ----------------------------

          4.1 Subject to Section 6.1, the Company shall have the first option to purchase all or any part of the Offered Shares for the consideration per share and on the terms and conditions specified in the Notice. The Company must exercise such option, no later than 15 days after such Notice is deemed under
Section 9.4 hereof to have been delivered to it, by written notice to the Selling Party.

          4.2 In the event the Company does not exercise its option within such 15-day period with respect to all of the Offered Shares, the Company shall, by the last day of such period, give written notice of that fact to the Purchasers or Founders, as the case may be (the "Purchaser Notice"). The Purchaser Notice shall specify the number of Offered Shares not purchased by the Company (the "Remaining Shares").

          4.3 In the event the Company duly exercises its option to purchase all or part of the Offered Shares, the closing of such purchase shall take place at the offices of the Company on the later of (i) the date five days after the expiration of such 15-day period or (ii) the date that the Purchasers or Founders consummate their purchase of Remaining Shares under Section 5.3 hereof.

          4.4 Notwithstanding anything to the contrary herein, neither the Company nor any of the Purchasers or Founders shall have any right to purchase any of the Offered Shares hereunder unless the Company and/or the Purchasers and/or the Founders exercise their option or options to purchase all of the Offered Shares.

     5.   Purchasers' or Founders' Option to Purchase.
          -------------------------------------------

          5.1 Subject to Section 6.1, each Purchaser or Founder shall have an option, exercisable for a period of 15 days from the date of delivery of the Purchaser Notice, to purchase, on a pro rata basis according to the number of Shares owned by such Purchaser or Founder, the Remaining Shares for the consideration per share and on the terms and conditions set forth in the Notice. Such option shall be exercised by delivery by such Purchaser or Founder of written notice to the Secretary of the Company. Alternatively, each Purchaser or Founder, if the Purchaser proposes to transfer Common Stock, may, subject to any lock-up letter, within the same 15-day period, notify the Secretary of the Company of its desire to participate in the sale of the Shares on the terms set forth in the Notice, and the number of Shares it wishes to sell.

          5.2 In the event options to purchase have been exercised by the Purchasers or Founders with respect to some but not all of the Remaining Shares, those Purchasers or Founders who have exercised their options within the 15-day period specified in Section 5.1 shall have an additional option, for a period of five days next succeeding the expiration of such 15-day period, to purchase all or any part of the balance of such Remaining Shares on the terms and conditions set forth in the Notice, which option shall be exercised by the delivery of written notice to the Secretary of the Company. In the event there are two or more such Purchasers or Founders that choose to exercise the last-mentioned option for a total number of Remaining Shares in excess of the number available, the Remaining Shares available for each such Purchaser's or Founder's option shall be allocated to such Purchaser or Founder pro rata based on the number of Shares owned by the Purchasers or Founders so electing.

          5.3 If the options to purchase the Remaining Shares are exercised in full by the Purchasers or Founders, the Company shall immediately notify all of the exercising Purchasers of that fact. The closing of the purchase of the Remaining Shares shall take place at the offices of the Company no later than five days after the date of such notice to the Purchasers.

     6.   Failure to Fully Exercise Options; Co-Sale.
          ------------------------------------------

          6.1 If the Company and the Purchasers or Founders do not exercise their options to purchase all of the Offered Shares within the periods described in this Agreement (the "Option Period"), then all options of the Company and the Purchasers or Founders to purchase the Offered Shares, whether exercised or not, shall terminate, but each Purchaser or Founder which has, pursuant to Section 5, expressed a desire to sell Shares in the transaction (a "Participating Purchaser"), shall be entitled to do so pursuant to this Section. The Company shall promptly, on expiration of the Option Period, notify the Selling Party of the aggregate number of Shares the Participating Purchasers or Founders wish to sell. The Selling Party shall use his best efforts to interest the party to which the Selling Party proposes to sell or otherwise dispose of the Shares or an interest in the Shares (the "Prospective Buyer") in purchasing, in addition to the Offered Shares, the Shares the Participating Purchasers or Founders wish to sell. If the Prospective Buyer does not wish to purchase all of the Shares made available by the Selling Party and the Participating Purchasers or Founders, then (i) if the Selling Party is a Founder, then each Participating Purchaser and the Selling Party shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, a portion of the Shares being sold to the Prospective Buyer, in the same proportion as such Selling Party or Participating Purchaser's ownership of Shares bears to the aggregate number of Shares owned by the Selling Party and the Participating Purchasers or (ii) if the Selling Party is a Participating Purchaser, then each Founder and the Selling Party shall be entitled to sell, at the price and on the terms and conditions set forth in the Notice, an equal number of Shares to the Prospective Buyer. The transaction contemplated by the Notice shall be consummated not later than 60 days after the expiration of the Option Period.

          6.2 If the Participating Purchasers or Founders do not elect to sell the full number of Shares which they are entitled to sell pursuant to Section 6.1, the Selling Party shall be entitled to sell to the Prospective Buyer, according to the terms set forth in the Notice, that number of his own Shares which equals the difference between the number of Shares desired to be purchased by the Prospective Buyer and the number of Shares the Participating Purchasers or Founders are entitled to sell pursuant to Section 6.1. If the Selling Party wishes to Transfer any such Shares at a price per Share which differs from that set forth in the Notice, upon terms different from those previously offered to the Company and the Purchasers or Founders, or more than 60 days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to the Company and the Purchasers or Founders on the same terms and conditions as given the Prospective Buyer, and in accordance with the procedures and time periods set forth above.

          6.3 The proceeds of any sale made by the Selling Party without compliance with the provisions of this Section 6 shall be deemed to be held in constructive trust in such amount as would have been due the Participating Purchasers or Founders if the Selling Party had complied with this Agreement.

     7.   Termination of Agreement.
          ------------------------

          7.1 This Agreement shall terminate upon the earlier of the following events:

          (a) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 75% by voting power of the capital stock of the surviving corporation); or

          (b) The closing of the Company's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), resulting in at least $15,000,000 of gross proceeds to the Company at a price to the public of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events); or

          (c) With respect only to Cambridge Technology Enterprises, Limited and Butterfield Trust (Bermuda) Limited, as Trustee of the Winsor Trust, three years from the date of this Agreement.

          7.2 The provisions of Sections 3, 4, 5 and 6 hereof shall not apply to any sale of Shares pursuant to a transaction referred to in Sections 7.1(a) or 7.1(b) above.

     8.   Transfers of Rights.  This Agreement, and the rights and obligations
          -------------------
of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby.

     9.   General.
          -------

          9.1  Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          9.2  Specific Performance.  In addition to any and all other remedies
               --------------------
that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company and Founders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          9.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

          9.4  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at C-bridge Internet Solutions, Inc., 219 Vassar Street, Suite 2, Cambridge, Massachusetts 02139, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109,
Attention: John A. Burgess, Esq.;

     If to a Purchaser, at his or its address set forth in Schedule A hereto, or
                                                           ----------
at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Ilan S. Nissan, Esq.; or

     If to a Founder, at Cambridge Executive Enterprises, 219 Vassar Street, Cambridge, Massachusetts 02139, Attention: Alan H. Roth, Esq., or at such other address or addresses as may have been furnished to the Company in writing by such Founder.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          9.5  Complete Agreement; Amendments.  This Agreement constitutes the
               ------------------------------
entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, (ii) Founders holding a majority of the voting power of the Shares held by all of the Founders and (iii) Purchasers holding a majority of the voting power of the Shares then held by all of the Purchasers (giving effect to the conversion into Common Stock of all securities convertible thereinto), and any such amendment, modification or termination shall be binding on all parties hereto; provided that the consent of a party shall not be required for any amendment, modification or termination of, or waiver under, any provision of this Agreement if such party is not adversely affected thereby.

          9.6  Pronouns.  Whenever the context may require, any pronouns used in
               --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          9.7  Counterparts; Facsimile Signatures.  This Agreement may be
               ----------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          9.8  Section Headings.  The section headings are for the convenience
               ----------------
of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

Executed as of the date first written above.

                                  COMPANY:

                                  C-BRIDGE INTERNET SOLUTIONS, INC.

                                  By: /s/ Joseph M. Bellini
                                     -----------------------------

                                  PURCHASERS:

                                  INSIGHT CAPITAL PARTNERS III, L.P.

                                  By: InSight Venture Associates III, L.L.C.,
                                      its General Partner

                                      By: /s/ Jeff Horing
                                         -----------------------------
                                          Name:
                                          Title:

                                  INSIGHT CAPITAL PARTNERS (CAYMAN)
                                  III, L.P.

                                  By: InSight Venture Associates III, L.L.C.,
                                      its General Partner

                                      By: /s/ Jeff Horing
                                         -----------------------------
                                          Name:
                                          Title:

                                  INSIGHT CAPITAL PARTNERS III -
                                  CO-INVESTORS, L.P.

                                  By: InSight Venture Associates III, L.L.C.,
                                      its General Partner

                                      By: /s/ Jeff Horing
                                         -----------------------------
                                          Name:
                                          Title:

                                  H&D INVESTMENTS 97


                                  By:    /s/ John M. Westcott, Jr.
                                     -----------------------------
                                      Name:  John M. Westcott, Jr.
                                      Title: General Partner

                                  FOUNDERS:

                                  HAMILTON TRUST COMPANY
                                  LIMITED, AS TRUSTEE OF THE
                                  WILLINGDON TRUST

                                  By: /s/ D. Morrison
                                     -----------------------------

                                      By: /s/ R. Shaw
                                         -----------------------------

                                  BUTTERFIELD TRUST (BERMUDA)
                                  LIMITED, AS TRUSTEE OF THE WINSOR
                                  TRUST

                                  By: /s/ J. Leonard
                                     -----------------------------

                                      By: /s/ D. Marwick
                                         -----------------------------

                                  CAMBRIDGE TECHNOLOGY
                                  ENTERPRISES, LIMITED

                                  By: /s/ Alan Roth
                                     -----------------------------
                                          President

                                ORACLE CORPORATION


                                By:    /s/ Matt Mosman
                                   -----------------------------
                                    Name:  Matt Mosman
                                    Title: Vice President, Corporate Development

                                   EXHIBIT A
                                   ---------



                              List of Purchasers
                              ------------------


         Name and Address
           of Purchaser
----------------------------------

InSight Capital Partners III, L.P.
527 Madison Avenue
10/th/ Floor
New York, New York 10022



InSight Capital Partners
  (Cayman) III, L.P.
c/o W.S. Walker & Company
Walker House
P.O. Box 265GT
Mary Street
George Town
Grand Cayman, Cayman Islands



InSight Capital Partners III -
  Co-Investors, L.P.
527 Madison Avenue
10/th/ Floor
New York, New York 10022



H&D Investments 97
Attn:  Paul P. Brountas, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

Oracle Corporation
500 Oracle Parkway
Redwood Shores, California
94065